Filed Pursuant to Rule 433

Registration No. 333-180728

Market Linked Notes and Market Linked Securities

November 2012 - Offerings summary

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

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Market Linked Investments

On a monthly basis, Wells Fargo Securities offers a new set of Market Linked Investments that provide investors with opportunities to gain market exposure with varying levels of market risk protection, from zero to 100% protection, subject to the creditworthiness of the applicable issuer.

Market Linked Investments are classified into different investment strategies based on their primary risk/return features. The following icons denote the investment strategies highlighted in this offerings summary.

Market Linked Notes

Market Linked Notes allow investors to participate in the potential appreciation of an underlying market measure while also protecting against potential declines in the market measure. If held to maturity, these investments provide for the repayment of an investor’s principal amount, regardless of the performance of the underlying market measure, subject to the creditworthiness of the issuer.

Market Linked Notes – Partial downside protection

Market Linked Notes may also be offered with a maximum potential loss of up to 10% of principal. These notes provide for a repayment of at least 90% of an investor’s principal amount if held to maturity, subject to the creditworthiness of the issuer. These notes are referred to as Market Linked Notes with partial downside protection and will be specifically identified as such.

Market Linked Securities

Market Linked Securities are designed for investors who are willing to forgo any protection against market declines. Market Linked Securities typically provide investors the opportunity to earn enhanced returns based on an underlying market measure, usually subject to a predetermined maximum return cap. These securities can include some form of limited protection against declines in the market measure, usually in the form of a buffer or contingent level of protection, subject to the creditworthiness of the issuer. If no such limited protection is provided, investors will be exposed to potential complete loss of their principal amount.

Market Linked Notes and Market Linked Securities can be linked to a variety of asset classes or combinations of these asset classes, which are represented by the following five colors. For each Market Linked Note or Market Linked Security in this monthly offerings summary, the relevant asset class will be represented as a color behind the investment strategy icon.

Equities	Fixed Income	Currencies	Commodities	Hybrid

Classification of Market Linked Investments into investment strategies is not intended to guarantee particular results or performance. Although the potential returns on Market Linked Investments are based upon the performance of the relevant underlying market measure, investing in a Market Linked Investment is not equivalent to investing directly in the underlying market measure.

General risks and investment considerations

An investment in Market Linked Notes or Market Linked Securities involves a variety of risks. Market Linked Notes and Market Linked Securities may have a variety of different payout structures and may be linked to a variety of different underlying market measures. Each structure and each underlying market measure will have its own unique set of risks and investment considerations. Before you invest in any Market Linked Note or Market Linked Security, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to most types of Market Linked Notes and Market Linked Securities:

•

Principal risk. Market Linked Securities and certain Market Linked Notes are not structured to repay your full principal amount on the stated maturity date. Certain Market Linked Securities may be structured such that your entire investment is at risk, in which case you could lose your entire principal amount.

•

Performance risk and opportunity costs of Market Linked Notes. Because many Market Linked Notes offer a below-market minimum return or no minimum return at all, the yield that you will receive on your Market Linked Notes may be less than the return you could earn on other investments, including a traditional interest-bearing debt security with the same maturity date of the applicable issuer or another issuer with a similar credit rating, and could be zero.

•

Performance risk of Market Linked Securities. Market Linked Securities do not repay a fixed amount on the stated maturity date. The redemption amount you receive typically depends on the change in the level of the underlying market measure over the term of the Market Linked Securities. As a result, the redemption amount you receive on Market Linked Securities may be more or less, and possibly significantly less, than the original offering price of such Market Linked Securities.

•

Limited upside. The return of certain Market Linked Notes and Market Linked Securities may be limited by a predetermined maximum return cap and, as a result, may be lower than the return on a direct investment in the applicable underlying market measure.

•

Liquidity risk. You may be unable to sell your Market Linked Notes and Market Linked Securities prior to maturity. There is no assurance that a secondary market will develop. If you choose to sell a Market Linked Note or Market Linked Security prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price of such Market Linked Note or Market Linked Security. Market Linked Notes and Market Linked Securities are only appropriate for investors who do not have liquidity needs prior to maturity.

•

Market value uncertain. The value of your Market Linked Notes and Market Linked Securities prior to maturity will be affected by numerous factors, some of which are interrelated in complex ways. These factors may include, but are not limited to, the performance of the market measure, interest rates, volatility of the market measure, time remaining to maturity, the applicable issuer’s creditworthiness, and other market conditions.

•

Costs and fees. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Market Linked Notes and Market Linked Securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, discounts and commissions paid with respect to the Market Linked Notes and Market Linked Securities, structuring and development costs, offering expenses and the projected profit that the applicable issuer’s hedge counterparty (which may be one of the issuer’s affiliates) expects to realize in consideration for assuming the risks inherent in hedging the applicable issuer’s obligations under the Market Linked Notes and Market Linked Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups, and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

•

Credit risk. Any investment in a Market Linked Note or Market Linked Security is subject to the creditworthiness of the applicable issuer, and the actual or perceived creditworthiness and actual or anticipated decreases in the credit ratings of the issuer may affect the value of the Market Linked Notes or Market Linked Securities prior to maturity.

•

No periodic interest or dividend payments. Market Linked Notes and Market Linked Securities generally do not provide periodic interest. Market Linked Notes and Market Linked Securities linked to equities do not provide for a pass through of any dividends paid on the underlying equities.

•

Call risk. A Market Linked Note or Market Linked Security may be callable at the option of the applicable issuer. If the issuer exercises its call right, it will pay the call price on the call date. The issuer has no obligation to call a callable Market Linked Note or Market Linked Security and any decision to call a callable Market Linked Note or Market Linked Security will be made in its sole discretion when it is most advantageous for the issuer to do so. If a Market Linked Note or Market Linked Security is called or otherwise repaid early, it is possible that the investor may not be able to reinvest the proceeds at the same or greater yield.

•

Conflicts of interest. Potential conflicts of interest may exist between investors and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on the Market Linked Notes or Market Linked Securities. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in a market measure, or may publish research on such companies or a market measure.

•

Effect of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying market measure or the value of the Market Linked Notes or Market Linked Securities.

•

Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisers regarding the application of the U.S. Federal income tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

Monthly offerings summary

The terms set forth in this summary are intended as a general indication of Market Linked Notes and Market Linked Securities available through the pricing date for each offering. Please see the offering materials for complete product disclosure including a detailed explanation of the terms, identification of the underlying market measure, tax disclosure, and a full discussion of risks. All payments, including any return of principal and any interest payment, are available only if the investment is held to maturity or the applicable interest payment date and are subject to the creditworthiness of the applicable issuer. Investors may lose some or all of their principal when investing in Market Linked Notes or Market Linked Securities.

Each issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. Market Linked Notes and Market Linked Securities are unsecured obligations of the applicable issuer and all payments on the notes and securities are subject to the credit risk of the issuer. Market Linked Notes and Market Linked Securities are not deposits or other obligations of a depository institution and are not insured by the FDIC or any other governmental agency of the United States or any other jurisdiction.

If you received this document by e-mail, you may view a copy of the relevant preliminary pricing supplement and other related offering documents by clicking on the offering document hyperlink for that particular offering on the following pages.

	Market Linked Notes
Maturity	Issuer	Market Measure	Description	Page
7 years	Wells Fargo & Company	Dow Jones Industrial AverageSM	Market Linked Notes Linked to the Dow Jones Industrial AverageSM due December 6, 2019	5

	Market Linked Securities
Maturity	Issuer	Market Measure	Description	Page
2 years	Wells Fargo & Company	iShares® MSCI Emerging Markets Index Fund	Growth Securities – Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Linked to the iShares® MSCI Emerging Markets Index Fund due November 28, 2014	9
2 years	Wells Fargo & Company	Russell 2000® Index	Auto-Callable Access Securities with Contingent Downside Protection Linked to the Russell 2000® Index due November 28, 2014	13

Each issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the applicable registration statement and other documents the applicable issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the applicable issuer, any underwriter or any dealer participating in the offering will arrange to send you the applicable prospectus if you request it by contacting your financial advisor or by calling Wells Fargo Securities at (888) 215-4145.

Wells Fargo & Company Market Linked Notes

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 7 years
Market Measure	Dow Jones Industrial AverageSM (the “Index”)
Pricing Date	November 30, 2012*
Issue Date	December 7, 2012*
Original Offering Price	$1,000 per note (100% of par)
Stated Maturity Date	December 6, 2019*
Starting Level	The closing level of the Index on the pricing date
Average Ending Level	The arithmetic average of the closing levels of the Index on the calculation days
Participation Rate	100%
Minimum Return	[2% - 5%], to be determined on the pricing date
Calculation Days	Quarterly, on the last trading day of each February, May, August, and November, commencing February 2013 and ending November 2019
Calculation Agent	Wells Fargo Securities, LLC
Denominations	$1,000 and any integral multiple of $1,000
Agent Discount	1.50%
CUSIP	94986RME8

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the notes remains the same.

Investment description

—	Linked to the Dow Jones Industrial AverageSM
—	Minimum return at maturity of 2% to 5% of the original offering price per note
—

A total return at maturity equal to the greater of (i) the minimum return of 2% to 5% and (ii) an amount equal to the percentage increase, if any, in the level of the Dow Jones Industrial Average from the starting level to the average ending level

—

Average ending level of the Dow Jones Industrial Average equal to the average of the closing levels of the Dow Jones Industrial Average on specified dates occurring quarterly during the term of the notes

—	No downside exposure to the Dow Jones Industrial Average
—	All payments on the notes are subject to the credit risk of Wells Fargo & Company
—	No periodic interest payments or dividends
—	No exchange listing; designed to be held to maturity

Hypothetical returns

Hypothetical average ending level	Percentage change from the hypothetical starting level to the hypothetical average ending level	Hypothetical redemption amount payable at stated maturity per note	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
22918.81	75.00%	$1,750.00	75.00%	8.16%
20954.34	60.00%	$1,600.00	60.00%	6.83%
18989.87	45.00%	$1,450.00	45.00%	5.38%
17025.40	30.00%	$1,300.00	30.00%	3.78%
15060.93	15.00%	$1,150.00	15.00%	2.01%
13554.84	3.50%	$1,035.00	3.50%	0.49%
13096.46(2)	0.00%	$1,035.00	3.50%	0.49%
11131.99	-15.00%	$1,035.00	3.50%	0.49%
9167.52	-30.00%	$1,035.00	3.50%	0.49%
7857.88	-40.00%	$1,035.00	3.50%	0.49%
6548.23	-50.00%	$1,035.00	3.50%	0.49%
3274.12	-75.00%	$1,035.00	3.50%	0.49%
0.00	-100.00%	$1,035.00	3.50%	0.49%

Assumes a hypothetical minimum return of 3.5% or $35 per note (the midpoint of the specified range for the minimum return).

(1)  The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2)  The hypothetical starting level. The actual starting level will be determined on the pricing date. The above figures are for purposes of illustration only and may have been rounded for ease of analysis.

The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, average ending level and minimum return.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision.

Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the notes. Your financial advisor or broker will not accept an order in respect of the notes without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512448530/d432700d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512206704/d345749d424b2.htm	5
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus), with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 888-215-4145.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The notes described herein may not be a suitable investment for all investors. In particular, no investor should purchase the notes unless they understand and are able to bear the associated market, liquidity and yield risks. A sale of the notes prior to maturity may result in sale proceeds that are substantially less than the original offering price per note.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement, and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones Holdings”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). “Dow Jones Industrial Average” is a servicemark of Dow Jones Holdings and has been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Wells Fargo & Company. The Dow Jones Industrial Average is a product of S&P Dow Jones Indices LLC and has been licensed for use by Wells Fargo & Company. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Dow Jones Holdings, or their respective affiliates, and neither S&P Dow Jones Indices, Dow Jones Holdings, or their respective affiliates make any representation regarding the advisability of investing in the notes.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

—	If the average ending level is greater than the starting level, the redemption amount will be equal to $1,000 plus the greater of:

(i)	the minimum return; and

(ii)	$1,000 ×	average ending level–starting level starting level	× participation rate	; or

—	If the average ending level is less than or equal to the starting level, the redemption amount will be equal to $1,000 plus the minimum return

Dow Jones Industrial AverageSM daily closing levels*

*The graph above sets forth daily closing levels of the Dow Jones Industrial Average in the period from January 1, 2002 to October 31, 2012. The closing level on October 31, 2012 was 13096.46. The historical performance of the Index is not an indication of the future performance of the Index during the term of the notes.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

—	Your Yield May Be Lower Than The Yield On Other Debt Securities Of Comparable Maturity.

—	No Periodic Interest Will Be Paid On The Notes, But You Will Be Required To Accrue Interest Income Over The Term Of The Notes For U.S. Federal Income Tax Purposes.

—

The Average Ending Level Will Be Based On An Average Of Closing Levels Of The Index On Calculation Days Occurring Quarterly Over The Term Of The Notes and Therefore May Be Less Than The Closing Level Of The Index at Stated Maturity.

—	The Notes Are Subject To The Credit Risk Of Wells Fargo.

—	The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Notes.

—	The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

—	The Notes Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Notes To Develop.

—	The Amount You Receive On The Notes Will Depend Upon The Performance Of The Index And Therefore The Notes Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

—	Your Return On The Notes Could Be Less Than If You Owned Securities Included In The Index.

—	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Notes.

—	Changes By The Index Sponsor That Affect The Index May Adversely Affect The Value Of The Notes And The Amount You Will Receive At Stated Maturity.

—	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

—	The Issuer And Its Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

—	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

—	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.

—	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

—	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Notes.

© 2012 Wells Fargo Securities. All rights reserved.

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Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 2 years
Market Measure	iShares® MSCI Emerging Markets Index Fund (the “Fund”)
Pricing Date	November 27, 2012*
Issue Date	November 30, 2012*
Original Offering Price	$1,000 per security (100% of par)
Stated Maturity Date	November 28, 2014*
Starting Price	The fund closing price of the Fund on the pricing date
Ending Price	The fund closing price of the Fund on the calculation day
Capped Value	[121%-125%] of the original offering price per security ($1,210 to $1,250 per security), to be determined on the pricing date
Threshold Price	90% of the starting price
Participation Rate	200%
Calculation Day	November 20, 2014*
Calculation Agent	Wells Fargo Securities, LLC
Denominations	$1,000 and any integral multiple of $1,000
Agent Discount	0. 25%
CUSIP	94986RMA6

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Investment description

—	Linked to the iShares® MSCI Emerging Markets Index Fund
—

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to, or less than the original offering price of the securities, depending on the performance of the Fund from its starting price to its ending price. The payment at maturity will reflect the following terms:

o	If the value of the Fund increases, you will receive the original offering price plus 200% participation in the upside performance of the Fund, subject to a maximum total return at maturity of 21% - 25% (to be determined on the pricing date) of the original offering price
o	If the value of the Fund decreases but the decrease is not more than 10%, you will be repaid the original offering price
o	If the value of the Fund decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the Fund in excess of 10%
—	Investors may lose up to 90% of the original offering price
—	All payments on the securities are subject to the credit risk of Wells Fargo & Company
—	No periodic interest payments or dividends
—	No exchange listing; designed to be held to maturity

Hypothetical payout profile

The profile above is based on a hypothetical capped value of 123% or $1,230 per security (the midpoint of the specified range for the capped value), a participation rate of 200% and a threshold price equal to 90% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual capped value, and whether you hold your securities to maturity.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision.

Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512445886/d431750d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512204514/d342625d424b2.htm	9
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus), with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 888-215-4145.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein may not be a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. A sale of the securities prior to maturity may result in sale proceeds that are substantially less than the original offering price per security.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI Emerging Markets Index Fund.

Hypothetical returns

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
58.14	40.00%	$1,230.00	23.00%	10.65%
53.99	30.00%	$1,230.00	23.00%	10.65%
49.84	20.00%	$1,230.00	23.00%	10.65%
46.31	11.50%	$1,230.00	23.00%	10.65%
45.68	10.00%	$1,200.00	20.00%	9.35%
43.61	5.00%	$1,100.00	10.00%	4.84%
41.53(2)	0.00%	$1,000.00	0.00%	0.00%
39.45	-5.00%	$1,000.00	0.00%	0.00%
37.38	-10.00%	$1,000.00	0.00%	0.00%
36.96	-11.00%	$990.00	-1.00%	-0.50%
33.22	-20.00%	$900.00	-10.00%	-5.21%
20.77	-50.00%	$600.00	-40.00%	-24.04%
10.38	-75.00%	$350.00	-65.00%	-46.28%
0.00	-100.00%	$100.00	-90.00%	-87.71%

Assumes a hypothetical capped value of 123%, or $1,230 per security (the midpoint of the specified range of the capped value).

(1) The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2) The hypothetical starting price. The actual starting price will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting price, ending price, and capped value.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

—	If the ending price is greater than the starting price, the redemption amount will be equal to the lesser of:
(i)	$1,000 plus

$1,000 ×	ending price – starting price	× participation rate	; and
starting price

(ii)	the capped value

—	If the ending price is less than or equal to the starting price, but greater than or equal to the threshold price, the redemption amount will be equal to $1,000

—	If the ending price is less than the threshold price, the redemption amount will be equal to $1,000 minus

$1,000 ×	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.

iShares® MSCI Emerging Markets Index Fund daily closing prices*

*The graph above sets forth the daily closing prices of the Fund for the period from April 11, 2003 to October 25, 2012. The closing price on October 25, 2012 was $41.53. The historical performance of the Fund is not an indication of the future performance of the Fund during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

—	If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Maturity.

—	No Periodic Interest Will Be Paid On The Securities.

—	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Fund.

—	The Securities Are Subject To The Credit Risk Of Wells Fargo.

—	The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities.

—	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

—	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.

—

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Fund And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

—	Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Fund.

—	Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

—	Changes That Affect The Fund Sponsor Or Underlying Index Sponsor That Affect The Fund Or The Underlying Index May Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

—	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

—	The Issuer And Its Affiliates Have No Affiliation With The Sponsor Of The Fund Or The Sponsor Of The Underlying Index And Have Not Independently Verified Their Public Disclosure Of Information.

—	An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.

—	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

—	Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

—	An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets And Emerging Markets.

—	Exchange Rate Movements May Impact The Value Of The Securities.

—	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

—	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.

—	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

—	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Price Of The Fund, Prices Of Securities Included In The Fund Or The Value Of The Securities.

—	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

© 2012 Wells Fargo Securities. All rights reserved.

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 2 years
Market Measure	Russell 2000® Index (the “Index”)
Pricing Date	November 27, 2012†
Issue Date	November 30, 2012†
Stated Principal Amount	$1,000 per security (100% of par)
Stated Maturity Date	November 28, 2014†
Call Dates and Call Premiums	Call Date	Call Premium*
	December 2, 2013†	[10% - 12%]
	May 22, 2014†	[15% - 18%]
	November 20, 2014†	[20% - 24%]
*The actual call premium applicable to each call date will be determined on the pricing date
Final Calculation Day	November 20, 2014†
Call Settlement Date	Five business dates after the applicable call date
Starting Level	The closing level of the Index on the pricing date
Ending Level	The closing level of the Index on the final calculation day
Threshold Level	80% of the starting level
Calculation Agent	Wells Fargo Securities, LLC
Denominations	$1,000 and any integral multiple of $1,000
Agent Discount	Up to 2.00%
CUSIP	94986RMC2

†To the extent that the issuer makes any change to the expected pricing date or expected issue date, the call dates and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Investment description

—	Linked to the Russell 2000® Index
—	Stated principal amount of $1,000 per security
—

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Any return you receive on the securities and whether they are automatically called will depend on the performance of the Index

—

Automatic Call. If the closing level of the Index on any call date is greater than or equal to the starting level, the issuer will automatically call the securities for the stated principal amount plus the call premium applicable to that call date

Call Date	Call Premium*

December 2, 2013†	[10% - 12%] of the stated principal amount

May 22, 2014†	[15% - 18%] of the stated principal amount

November 20, 2014† (the “final calculation day”)	[20% - 24%] of the stated principal amount

* The actual call premium applicable to each call date will be determined on the pricing date

—

Payment at maturity. If the securities are not automatically called prior to the final calculation day, the payment at maturity will be based upon the closing level of the Index on the final calculation day and could be greater than, equal to, or less than the stated principal amount per security as follows:

o	If the closing level of the Index on the final calculation day is greater than or equal to the starting level, the securities will be automatically called for the stated principal amount plus the call premium applicable to the final calculation day described above
o	If the closing level of the Index on the final calculation day is less than the starting level, but not by more than 20%, you will receive the stated principal amount of your securities at maturity
o	If the closing level of the Index on the final calculation day is less than the starting level by more than 20%, you will receive less than the stated principal amount and have no protection and full downside exposure to the decrease in the level of the Index from the starting level
—	Investors may lose some, or all, of the stated principal amount
—	Investors will not participate in any appreciation of the Index
—	All payments on the securities are subject to the credit risk of Wells Fargo & Company
—	No periodic interest or dividends
—	No exchange listing; designed to be held to maturity

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision.

Investors should carefully review the preliminary pricing supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512446054/d431962d424b2.htm

•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus), with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 888-215-4145.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein may not be a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. A sale of the securities prior to maturity may result in sale proceeds that are substantially less than the original offering price per security.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by Wells Fargo & Company. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

Hypothetical payout profile

The profile above illustrates the potential payment on the securities for a range of hypothetical percentage changes in the closing level of the Index from the pricing date to the applicable call date (including the final calculation day), assuming a starting level of 813.25 and a threshold level of 650.60. The call premiums shown in the profile are hypothetical and are based on the midpoint of the ranges specified for the call premiums.

Automatic call

If the closing level of the Index on any call date (including the final calculation day) is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the stated principal amount per security plus the call premium applicable to the relevant call date.

Any return on the securities will be limited to the applicable call premium, even if the closing level of the Index greatly exceeds the starting level on the applicable call date. You will not participate in any of the appreciation of the Index.

How the payment at maturity is calculated

If the closing level of the Index is less than the starting level on each of the three call dates, the securities will not be automatically called, and on the stated maturity date you will be entitled to receive a cash payment per security in U.S. dollars determined as follows:

—	If the ending level is greater than or equal to the threshold level, the payment at maturity will be equal to $1,000; or

—	If the ending level is less than the threshold level, the payment at maturity will be equal to $1,000 minus

$1,000 ×	starting level – ending level
starting level

If the closing level of the Index is less than the starting level on each of the three call dates and the ending level is less than the threshold level, you will lose more than 20%, and possibly all, of the stated principal amount of your securities at maturity.

Russell 2000® Index daily closing levels*

*The graph above sets forth the daily closing levels of the Russell 2000® Index in the period from January 1, 2002 to October 26, 2012. The closing level on October 26, 2012 was 813.25. The historical performance of the Index is not an indication of the future performance of the Index during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Risk Factors” section in the preliminary pricing supplement. Please review those risk factors carefully.

—

If The Securities Are Not Automatically Called And The Ending Level Is Less Than The Threshold Level, You Will Lose More Than 20%, And Possibly All, Of The Stated Principal Amount Of Your Securities At Maturity.

—	No Periodic Interest Will Be Paid On The Securities.

—

The Potential Return On The Securities Is Limited To The Call Premium Regardless Of The Performance Of The Index And If The Securities Are Called On An Earlier Call Date, You Will Receive A Lower Call Premium Than If The Securities Were Called On A Later Call Date.

—	You Will Be Subject To Reinvestment Risk If Your Securities Are Called Early.

—	The Securities Are Subject To The Credit Risk Of Wells Fargo.

—	The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities.

—	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

—	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.

—

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Preliminary Pricing Supplement:

—	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

—	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive Upon An Automatic Call Or At Stated Maturity.

—	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

—	The Issuer And Its Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

—	The Calculation Agent Can Postpone A Call Settlement Date And The Stated Maturity Date If A Market Disruption Event Occurs.

—	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.

—	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

—	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.

—	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

© 2012 Wells Fargo Securities. All rights reserved.

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About Wells Fargo Securities

Wells Fargo Securities is a comprehensive, customer-focused capital markets and investment banking firm serving corporations, financial institutions, and public entities of all sizes throughout the United States, Latin America, Asia, and Europe. Wells Fargo Securities is a market leader in debt and equity underwriting, mergers and acquisitions, loan syndications, debt and equity sales and trading, tax-exempt products, and research and economics.

We strive to design innovative ways to help clients meet their investment goals. Our monthly set of offerings is organized to allow investors to strategically allocate funds to investments that feature a range of maturities and investment themes.

Always read the preliminary pricing supplement and other related offering documents

Market Linked Notes and Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

© 2012 Wells Fargo Securities. All rights reserved.